Exhibit 10.61

CONFIDENTIAL TREATMENT REQUESTED UNDER
17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
November 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement
This November 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement (this “Amendment”), is dated as of the date the last Party signs this Amendment (the “November 2011 Amendment Effective Date”) and is entered into between Clearwire Communications LLC, a Delaware limited liability company (“Clearwire”), and Sprint Spectrum L.P., a Delaware limited liability partnership, d/b/a Sprint (“Sprint”).
BACKGROUND

A.Clearwire, Comcast MVNO II, LLC, LLC, TWC Wireless, LLC, BHN Spectrum Investments, and Sprint are parties to that certain 4G MVNO Agreement dated as of November 28, 2008 (the “4G MVNO Agreement”).

B.Section 17.15 of the 4G MVNO Agreement provides that Clearwire and Sprint may, from time to time, amend the terms of the 4G MVNO Agreement applicable as between Clearwire and Sprint.

C.In accordance with Section 17.15 of the 4G MVNO Agreement, Clearwire and Sprint wish to amend the terms of the 4G MVNO Agreement applicable between Clearwire and Sprint as provided hereunder.
Now, therefore, the 4G MVNO Agreement as between Clearwire and Sprint is amended as follows:
OPERATIVE TERMS

1.
Section 1 (Definitions) of the 4G MVNO Agreement is amended by deleting the definitions of “Dual-Mode Handset”, “Limited Wholesaler”, “Prohibited Re-Wholesaler”, “Restricted Re-Wholesaler”, “Standard Network Services” in their entirety.

2.	Section 1 (Definitions) of the 4G MVNO Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“LTE” means the Long Term Evolution mobile communication standard or format (as defined in the applicable 3rd Generation Partnership Project or “3GPP” Standards) as the same may be modified, updated or amended from time to time.
“LTE Services” means Wireless Broadband Services that are LTE.
“November 2011 Amendment Effective Date” has the meaning as defined in the preamble of the November 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement between Clearwire and Sprint.
“Standard Network Services” are the Wireless Broadband Services provided by Clearwire to (i) Clearwire Retail Customers, (ii) Other Resellers, or (iii) any MBs of usage of Wireless Broadband Services priced pursuant to Section 3 of Schedule 7.1, that provide voice and data transmission functionality and access (but, for the avoidance of doubt, excluding any wireless services provided over the Sprint Network).
“WiMAX Services” means Wireless Broadband Services that are WiMAX.

Confidential Information – Subject to Nondisclosure Obligations

3.	Section 2.3.5 (Limitation on Reselling) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:

2.3.5     Limitation on Reselling
Subject to the conditions and restrictions set forth in this Section 2.3.5 and in Section 2.7, Sprint may resell the Wireless Broadband Services on a wholesale basis as provided in this Section 2.3.5. For purposes of this Section 2.3.5, the phrase “resell the Wireless Broadband Services on a wholesale basis” means sell the Wireless Broadband Service to a Person with the intent that such Person will resell the Wireless Broadband Service to another Person instead of consuming the Wireless Broadband Service.
(a)    Permission to Resell. Sprint may resell the Wireless Broadband Services on a wholesale basis to any Person (a “Permitted Wholesaler”) except as specifically prohibited and restricted in Sections 2.3.5 (b), 2.3.5(c), and 2.3.5(d).
(b)     Prohibitions on Resale. Sprint may not resell the WiMAX Services on a wholesale basis to the following Persons, including their respective Affiliates (each of which is referred to as a “Prohibited Wholesaler”) [*****]
(c)     Restrictions and Prohibitions on Resale.
(i)    Sprint may not resell the LTE Services on a wholesale basis to the following Persons, including their respective Affiliates (each of which is referred to as a “Restricted Wholesaler”) [*****]
(ii)     Sprint is prohibited from reselling the Wireless Broadband Services on a wholesale basis to [*****].
(d)    Additional Restrictions. [*****].
(e)    Technical Requirements. To the extent that Sprint resells the Wireless Broadband Service to any Permitted Wholesaler, Sprint and Clearwire will reasonably cooperate with each other to ensure that the functionality or process requirements that are reasonably requested by either Party, or which are reasonably necessary to enable Sprint and Clearwire to track the identity, source and volume usage of any end users of any Permitted Wholesaler, are consistent with current retail methods and procedures and subject to any technical constraints. [*****]

(f)    No Exclusivity. The restrictions described in this Section 2.3.5 only apply to the Wireless Broadband Services that Sprint buys from Clearwire and sells to Prohibited Wholesalers and Restricted Wholesalers, and Clearwire agrees that Sprint is permitted to sell (A) any competitive  service (including but not limited to competitive 4G wireless services) to any party for any use by the party or the party's customers, and (B) sell the Wireless Broadband Service  that Sprint buys from Clearwire to any party (including but not limited to a Prohibited Wholesaler and Restricted Wholesaler) for the direct use of the party.

4.
The Parties agree that Section 10 (on page 9) of the April 2011 Clearwire/Sprint Amendment to the 4G MVNO Agreement incorrectly stated that only Section 2.11.1 (Economic Terms) of the 4G MVNO Agreement was deleted and replaced and that instead the Parties agreed that the entire Section 2.11 (Most Favored Reseller) was deleted and replaced as listed therein.

5.	Section 2.11.1 (Economic Terms) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:

2.11.1    Economic Terms
(a)    For purposes of this Agreement, a “Service” means a Standard Network Service or Non-Standard Network Service (with the distinction between what constitutes a separate and distinct Standard Network Service or Non-Standard Network Service determined in accordance with Schedule 7.1); an “Other Reseller” means any reseller of Wireless Broadband Service in the United States other than [*****].
(b)     [*****]

Confidential Information – Subject to Nondisclosure Obligations

(c)    [*****]
.
(d)    [*****].
(e)    [*****].

(f)    [*****].

6.	Section 2.12 (Usage Stimulation) of the 4G MVNO Agreement is deleted in its entirety.

7.	Section 6.2.1(c) of the 4G MVNO Agreement is deleted in its entirety and replaced with the following:

(c)    Clearwire agrees to the following:
(i)    With respect to WiMAX Services, Cleawire agrees that:
(A)     [*****].
(B)    [*****].
(ii) [*****].

8.	Section 7.4 (Invoices) of the 4G MVNO Agreement is amended by deleting the second and third paragraphs and adding the following second and third paragraphs in lieu thereof as follows:

Notwithstanding anything in this Section 7.4 to the contrary, for calendar year 2011, Sprint will not be required to pay the amounts listed on any invoice for Wireless Broadband Services by the Due Date, unless such amounts are not applicable to the 2011 Take-or-Pay or the Wireless Broadband Services Prepayment has been exhausted. All amounts applicable to the 2011 Take-or-Pay or the Wireless Broadband Services Prepayment will instead be paid according to Schedule 7.1. For calendar years 2012 and 2013, Sprint will not be required to pay the amounts listed on any invoice for Wireless Broadband Services by the Due Date but will instead pay according to Schedule 7.1, unless such Wireless Broadband Services are for WiMax Services from Permitted Wholesalers or LTE Services, and then only once the Wireless Broadband Services Prepayment has been exhausted. For calendar years 2014 and beyond, Sprint will not be required to pay the amounts listed on any invoice for Wireless Broadband Services by the Due Date, unless and until the Wireless Broadband Service Prepayment is exhausted as described in Schedule 7.1.

The Parties agree that invoices sent by Clearwire prior to the April 2011 Amendment Effective Date contain billing for 2011 usage that the Parties have been unable to identify or categorize as of the April 2011 Amendment Effective Date.  The Parties agree that they will in good faith, and acting reasonably, review and analyze the unidentified usage data in the invoices issued before and after the April 2011 Amendment Effective Date to determine whether the usage is Wireless Broadband Services or 2011/2012 Device Minimum Fee or 2013/Plus Device Minimum Fee, as applicable, for which Sprint should be invoiced and for which Sprint should pay as described in the Agreement.  [*****] Clearwire will use commercially reasonable efforts to reduce or eliminate the amount of usage for which it invoices Sprint that is not identified with a specific Sprint End User Device or a Sprint Permitted Wholesaler Device. Finally, Clearwire will provide Sprint with reasonable access to the relevant billing and usage data to assist the Parties in validating and verifying the nature of the usage and whether Sprint should be obligated to pay for such usage.

9.	Section 7.10 (Audit Right) is deleted in its entirety and replaced with the following:

7.10 Audit Rights
(a)     Clearwire will maintain complete auditable records of those financial and non-financial transactions arising from Clearwire's provision of the Wireless Broadband Services under this Agreement, including by way of example only and not by way of limitation all data usage records, usage calculations, subscriber records and invoicing records (“Clearwire Records”), for a period of at least 3 years after the termination or expiration of this Agreement.

(b)     For the purpose of determining Clearwire's compliance with its obligations under this Agreement, upon receipt of a written request from Sprint, which request shall provide at least thirty (30) days prior notice, Clearwire will provide to Sprint (including its internal and external auditors), reasonable access

Confidential Information – Subject to Nondisclosure Obligations

during Clearwire's normal business hours to: (i) relevant Clearwire personnel; and (ii) Clearwire Records, including the right to inspect and copy (each such event a “Clearwire Audit”). All Clearwire Audits shall be subject to the confidentiality provisions of this Agreement, and all information provided or generated in connection with a Clearwire Audit shall be deemed to be Confidential Information of Clearwire. Each Clearwire Audit shall be paid for by Sprint. If any such Clearwire Audit reveals an overpayment discrepancy in the amount paid by Sprint to Clearwire and the amount which should have been paid by Sprint to Clearwire, Clearwire shall pay the amount of such overpayment discrepancy to Sprint; provided, however, that in no event shall Clearwire be required to make any such payment to the extent that such discrepancy relates to any amount paid by Sprint more than two years prior to the date such discrepancy was discovered. If any such Clearwire Audit reveals a discrepancy in the amount charged by Clearwire to Sprint and the amount which should have been charged by Clearwire to Sprint such that Sprint was undercharged, Sprint shall pay the amount of such discrepancy to Clearwire; provided, however, that in no event shall Sprint be required to make any such payment to the extent that such discrepancy relates to any amount undercharged to Sprint more than two years prior to the date such discrepancy was discovered. Nothing in this Section 7.10 shall be construed as a limitation on Sprint's other rights and remedies.

(c)     Sprint will maintain complete auditable records of those financial and non-financial transactions arising from Sprint's LTE Services usage under this Agreement, including by way of example only and not by way of limitation all data usage records, usage calculations, subscriber records and invoicing records (“Sprint Records”), for a period of at least 3 years after the termination or expiration of this Agreement.

(d)     For the purpose of determining Sprint's compliance with its obligations under this Agreement, upon receipt of a written request from Clearwire, which request shall provide at least thirty (30) days prior notice, Sprint will provide to Clearwire (including its internal and external auditors), reasonable access during Sprint's normal business hours to: (i) relevant Sprint personnel; and (ii) Sprint Records, including the right to inspect and copy (each such event a “Sprint Audit”). All Sprint Audits shall be subject to the confidentiality provisions of this Agreement, and all information provided or generated in connection with a Sprint Audit shall be deemed to be Confidential Information of Sprint. Each Sprint Audit shall be paid for by Clearwire. If any such Sprint Audit reveals an undercharge discrepancy in the amount charged by Clearwire to Sprint and the amount which should have been charged by Clearwire to Sprint, Sprint shall pay the amount of such discrepancy to Clearwire; provided, however, that in no event shall Sprint be required to make any such payment to the extent that such discrepancy relates to any amount underpaid by Sprint more than two years prior to the date such discrepancy was discovered. If any such Sprint Audit reveals an overpayment discrepancy in the amount paid by Sprint to Clearwire and the amount which should have been paid by Sprint to Clearwire, Clearwire shall pay the amount of such overpayment discrepancy to Sprint; provided, however, that in no event shall Clearwire be required to make any such payment to the extent that such discrepancy relates to any amount paid by Sprint more than two years prior to the date such discrepancy was discovered. Nothing in this Section 7.10 shall be construed as a limitation on Clearwire's other rights and remedies.

10.	Section 8.1.4 (Sprint Device Access to Clearwire Network) is deleted in its entirety.

11.	A new Section 8.10 (LTE Obligations) is added to the 4G MVNO Agreement immediately following Section 8.9, as follows:

8.10 LTE Obligations

(a)Sprint and Clearwire will collaborate on the LTE network design, operations, devices and economics in an effort to meet mutually agreed upon requirements based upon a TDD-LTE standard. This will include collaboration on site selection and timing of site builds in developing a network build plan. The resulting network build plan will include mutually agreed upon locations for LTE macro-cell sites that cover designated Sprint high usage area “hotspots” (the “Hotspot Sites”). With respect to RAN and core network equipment that is deployed as part of Clearwire's TDD-LTE network, Clearwire will include in its vendor agreements a process whereby the vendors, upon request, must meet the requirements for a “trusted delivery” model and other security requirements listed in Schedule 8.10(a) (“Trusted Delivery Process”). Upon Sprint's commercially reasonable request, Clearwire will implement the Trusted Delivery Process with respect to vendors identified by Sprint, it being agreed that if Sprint requests with respect to a vendor with which it has implemented the same or similar process such request will be deemed commercially

Confidential Information – Subject to Nondisclosure Obligations

reasonable. Clearwire will not be required to implement the Trusted Delivery Process for vendors that do not provide RAN or core network equipment to Clearwire, or who do provide RAN or core network equipment but such equipment is not deployed in Clearwire's TDD-LTE network.  Clearwire will provide Sprint with a quarterly report listing each vendor providing RAN and core network equipment for Clearwire's TDD-LTE network effective as of the date of each such report.  Upon Sprint's commercially reasonable request Clearwire will provide an Officer's certification that the quarterly report is accurate as of the date generated. Sprint and Clearwire will collaborate on LTE design options that would allow for seamless hand-offs and service layer control that meet Sprint's customer experience requirements.

(b)[*****].

(c)The initial LTE release will be LTE Release 9 compliant and Clearwire will make commercially reasonable efforts to remain compliant with future LTE releases, including Release 10, to provide service parity with Sprint's LTE network design and operations, as well as a competitive LTE service offering for North America. Clearwire will make reasonable efforts to stay current with their suppliers and with the US LTE industry on LTE releases. [*****].

(d)[*****].

(e)[*****]The Clearwire Network will include LTE Services in compliance with this Section 8.10 in at least [*****]Hotspot Sites that are On Air by [*****] f the Clearwire Network does not include LTE Services in compliance with this Section 8.10 in at least (i) [*****]Hotspot Sites that are On Air by [*****] Hotspot Sites that are On Air by [*****], then any and all unused Wireless Broadband Services Prepayment described in Section 8.10(h) below will be refunded to Sprint and no further Wireless Broadband Services Prepayments will be due under Section 8.10(h).

(f)[*****].

(g)[*****].

(h) Subject to Section 2.2.8(b)(iv) of Schedule 7.1, and subject to Clearwire complying with all of its obligations under Sections 8.10(a)-(e), Sprint will provide to Clearwire Wireless Broadband Services Prepayments up to a maximum combined total of $350,000,000 for Sprint's use of LTE Services, if any of the following events occur under the described conditions:

(i)      [*****]If, prior to any Wireless Broadband Services Prepayments pursuant to subsection 8.10(h)(iii) immediately below, Clearwire receives [*****] Sprint will provide to Clearwire Prepayments for LTE Services [*****] less (A) any Wireless Broadband Services Prepayments provided by Sprint under Section 8.10(h)(ii), and (B) any amounts that Sprint has paid to Clearwire solely for LTE Services under Section 3.1.1 of Schedule 7.1, and Sprint will pay such Wireless Broadband Services Prepayments for LTE Services within 30 days of [*****]

(ii)    [*****] If, prior to any Wireless Broadband Services Prepayments pursuant to subsection 8.10(h)(iii) immediately below, Clearwire receives [*****] then Sprint will provide to Clearwire additional Wireless Broadband Services Prepayments for LTE Services [*****] less (A) any Wireless Broadband Services Prepayments provided by Sprint under Section 8.10(h)(i), and (B) any amounts that Sprint has paid to Clearwire solely for LTE Services under Section 3.1.1 of Schedule 7.1, and Sprint will pay such Wireless Broadband Services Prepayments for LTE Services by January 31st of the calendar year in which [*****]. Clearwire agrees that if Sprint pays any Wireless Broadband Services Prepayment under this Section 8.10(h)(ii) and Clearwire does not [*****], Clearwire will refund to Sprint the unused amount, if any, of such Wireless Broadband Services Prepayment that is equal to the amount of the [*****] , provided however that Clearwire shall not be required make any refunds to Sprint if Clearwire, after using commercially reasonable efforts is unable to [*****].

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(iii)     Prepayments Upon Build Thresholds. Sprint may make Wireless Broadband Services Prepayments associated with Clearwire's LTE network build activities as described in this subsection 8.10(h)(iii).

If Clearwire has satisfied the terms of the first sentence of Section 8.10(e), Sprint will pay Clearwire the Wireless Broadband Services Prepayment in the applicable amount from the table below:

(A)If Clearwire has satisfied the terms of the first sentence of Section 8.10(e), Sprint will pay Clearwire the Wireless Broadband Services Prepayment in the applicable amount from the table below: [*****]

(B)At the beginning of the calendar quarter immediately following the first calendar quarter in which Clearwire achieves the Initial Build Milestone, Sprint will make an initial payment of the Build Milestone Prepayment Installment. Sprint's obligations to make any Wireless Broadband Services Prepayments pursuant to this subsection (A) and subsections (B) and (C) below will only arise in the event the date upon which Clearwire has met Initial Build Milestone occurs pursuant to the table above.

(C)If, at the beginning of each of the applicable number of calendar quarters subsequent to the calendar quarter in which the initial Build Milestone Prepayment Installment described in (B) above was made, Clearwire continues to meet the Initial Build Milestone, Sprint will make additional payments of the Build Milestone Prepayment Installment at the beginning of the applicable calendar quarter provided that if Clearwire has failed to meet the Secondary Build Milestone by December 31, 2014 Sprint will cease to have any obligations to make any future Wireless Broadband Services Prepayments and the existing unused balance of any Wireless Broadband Services Prepayments will be immediately refunded to Sprint.

(D) For example, if Clearwire meets the Initial Build Milestone on August 15, 2013 and maintains operations above the Initial Build Milestone thereafter, the payment described in Scenario (B) under Table 8.10(h)(iii)(A) above would be made on or about October 1, 2013 and four additional payments described in subsection (C) will be made on each of January 1, 2014, April 1, 2014, July 1, 2014 and October 1, 2014.  The measurement of the Secondary Build Milestone would be made on December 31, 2014 and, if Clearwire has met and thereafter maintains operations above the Secondary Build Milestone thereafter, Sprint would be obligated to make two additional payments on January 1, 2015 and April 1, 2015.

(E)If at any point in time Clearwire fails to meet or thereafter maintain any of the conditions for Build Milestone Prepayment Installment described in (A), (B) or (C) above, Sprint will cease to have any obligations to make any future Wireless Broadband Services Prepayments and the existing unused balance of any Wireless Broadband Services Prepayments will be immediately refunded to Sprint.

(i)    [*****]

(j)     Network Performance Service Level Metrics: Clearwire will maintain network performance based on Monthly Service Level Metrics. These metrics will be consistent with the level of performance defined on Schedule 8.10(i). Clearwire agrees to maintain the network to meet these service levels and invest in the network to maintain this performance as needed. Sprint and Clearwire will review performance

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on a monthly basis based on an agreed to scorecard.
(k) [*****]

(l) [*****]

12.	A new Section 9.6 (WiMAX Commitment) is added to the 4G MVNO Agreement immediately following Section 9.5, as follows:

9.6    WiMAX Commitment
During calendar years 2011 through the end of calendar year 2015, Clearwire agrees that it will maintain and operate the WiMAX network portion of the Clearwire Network in all Markets that exist as of the November 2011 Amendment Effective Date and that Clearwire will provide to Sprint the WiMAX Services in all Markets that exist as of the November 2011 Amendment Effective Date. [*****].

13.	Section 10.2.2 (Certain Exceptions) is deleted in its entirety and replaced with the following:

10.2.2    Certain Exceptions
[*****].

14.	Section 13.4 (Sale of License or Loss of Market) is deleted in its entirety and replaced with the following:

(a)Clearwire and its Controlled Affiliates may propose to enter into a definitive agreement for, or otherwise consummate, a sale, transfer, license, lease or other disposition of any BRS license and/or lease of excess capacity on any EBS or BRS license (each a “Disposed License”) covering all or any portion of a Market such that Clearwire and its Controlled Affiliates will no longer provide, or have the capability of providing, Wireless Broadband Services in that Market in a manner consistent with the Wireless Broadband Services then made available in other Markets or specifically planned by Clearwire to be made available over the following twelve (12) months in that Market, including, but not limited to, Clearwire's planned LTE Services, which will not include any less than 20MHz (“Core Capacity”) (each such transaction, a “Sale of License”). All other capacity not meeting the definition of Core Capacity is deemed to be excess capacity (“Excess Capacity”). In the event of a Sale of License in a Market or portion thereof, Clearwire shall use its commercially reasonable efforts to cause such purchaser of such Disposed License to enter into a written agreement with the SIG Parties then party to this Agreement pursuant to which such purchaser will provide, on terms and conditions satisfactory to such SIG Parties, substantially equivalent services to the Wireless Broadband Services (including as to quality of service and pricing) in such Market or portion thereof to which the applicable Disposed License relates (any such written agreement, a “Service Assumption Agreement”).

(b)In connection with any proposed Sale of License, if a Service Assumption Agreement is not entered into by the proposed purchaser and the SIG Parties, then, prior to entering into a definitive agreement with respect to such Sale of License, Clearwire shall provide a written notice, attaching a summary of all of the material terms and conditions of the proposed Sale of License (“Sale Proposal”), to the SIG Parties then party to this Agreement offering such Persons the collective right to purchase the Disposed License(s) that are the subject of such Sale of License on the terms and conditions set forth in the Sale Proposal. Such SIG Parties (or a subset thereof) may within 30 days of receipt of such notice notify Clearwire in writing that they have elected to purchase such Disposed License(s) and, unless Clearwire and such SIG Parties otherwise mutually agree, purchase such Disposed License(s) on the terms and conditions set forth in the Sale Proposal; provided that to the extent that such SIG Parties are incapable of complying with the terms of the Sale Proposal, Clearwire shall, upon the request of such SIG Parties, agree to substantially similar terms and conditions with such SIG Parties. If such SIG Parties (or a subset thereof) elect to purchase such Disposed License(s), Clearwire and such SIG Parties (or a subset thereof) shall as promptly as reasonably practicable, but in no event later than 90 days, after the receipt by Clearwire of such election notice enter into a definitive agreement on the terms described above and, thereafter, consummate such purchase within 12 months from the date Clearwire received such election notice. If (i) the SIG Parties (or any subset thereof) do not timely elect to purchase such Disposed License(s) within the 30-day period

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described above, (ii) the SIG Parties (or any subset thereof) do timely make such election, but no binding agreement is entered into within the 90-day period described above (except to the extent the delay in entering such binding agreement is due to the acts or omissions of Clearwire or any of its Controlled Affiliates), or (iii) a binding agreement is entered into within such 90-day period, but the purchase of the Disposed License(s) is not consummated within the 12-month period described above (except to the extent the delay in such consummation is due to the acts or omissions of Clearwire or any of its Controlled Affiliates), then Clearwire shall have a 12 month-period commencing on the earliest of occur of the foregoing clauses (i), (ii) and (iii) during which it may consummate a Sale of License of such Disposed License(s) to such proposed purchaser on terms and conditions (including price) which are the same or more favorable to Clearwire than the terms and conditions proposed by Clearwire in the notice referred to in the first sentence of this paragraph (b). The Parties agree that each SIG Party's rights pursuant to this Section 13.3(b) shall be assignable at any time by such SIG Party to any of its Controlled Affiliates.

(c)In no event shall Clearwire enter into a definitive agreement with respect to a Sale of License (i) with any purchaser as to which a Services Assumption Agreement is not entered into if such purchaser were to assume, in connection with such Sale of License, Clearwire's obligations to provide Wireless Broadband Services to any Other Reseller or (ii) with Sprint or any of its Controlled Affiliates unless a Services Assumption Agreement is entered into.

(d)If at any time during the Term (including any Phase-Out Period) (i) any BRS or EBS license held by Clearwire or any of its Controlled Affiliates is cancelled, terminated, rescinded, annulled, revoked, suspended or otherwise limited, and as a result thereof Clearwire is no longer lawfully permitted to provide the Wireless Broadband Services in any Market (or portion thereof) or (ii) a Sale of License is consummated, then, in connection with any such event, (A) each SIG Party then a party to this Agreement will be entitled to the same rights, and subject to the same obligations, available to Clearwire or any Other Reseller with respect to the applicable Market or portion thereof (including any roaming rights granted to Clearwire, any Founding Partner or any Other Reseller in connection with such Sale of a License) and (B) the restrictions and limitation set forth in Section 14.2 shall terminate in full solely with respect to those End Users of each SIG Party whose account addresses are located within the Market or portion thereof to which such event relates.

(e)    If Clearwire and its Controlled Affiliates intend to enter into an agreement for, or otherwise consummate, a sale, transfer, license, lease or other disposition of any Excess Capacity, Clearwire's end users, or other assets (e.g., hardware used in the radio access network, AAA or core components) necessary to provide the Wireless Broadband Services pursuant to (i) a formal process (e.g. an auction or similar process involving 2 or more parties), then Clearwire agrees that Sprint will be allowed to participate in any such formal process, and any resulting offer from Sprint for Excess Capacity, Clearwire's end users, or other assets (e.g., hardware used in the radio access network, AAA or core components) necessary to provide the Wireless Broadband Services will be evaluated and either approved or denied in good faith by Clearwire, or (ii) an informal process or single party negotiation. then Clearwire agrees that prior to consummating the sale, transfer, license, lease or other disposition of the Excess Capacity, Clearwire will provide to Sprint written notice at least 15 Business Days prior to consummating the sale, transfer, license, lease or other disposition of the Excess Capacity (such notice will provide all reasonably relevant information requested by Sprint relating to the proposed transaction, but need not include the name of the potential acquirer or potential acquisition price) and allow Sprint to submit an offer during such 15 Business Day period, and any resulting offer from Sprint for Excess Capacity, Clearwire's end users, or other assets (e.g., hardware used in the radio access network, AAA or core components) necessary to provide the Wireless Broadband Services will be evaluated and either approved or denied in good faith by Clearwire, provided however that Clearwire shall have no liability to Sprint based on any rejection by Clearwire of any offer submitted by Sprint that is made in good faith.

15.	Section 13.5(a) is amended to delete the reference to “14.1” and replace it with a reference to “14.2”.

16.	Section 13.6 (Length of and Duties During the Phase-Out Period) is amended to add a new subjection (vi) to subsection (a) immediately following 13.6(a)(v) as follows:
(vi)     the Phase-Out Period under Section 13.4 in any Market subject to a Sale of License to any party other than Sprint when a Service Assumption Agreement is not entered into for such Market and where Sprint has active End Users utilizing the spectrum that is the subject of the Sale of License is up to two years, at Sprint's election, after the closing date of the Sale of License for the respective Market. For

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the avoidance of doubt, there is no Phase-Out Period for a Sale of License in a Market where Sprint does not have active End Users utilizing the spectrum that is the subject of the Sale of License.

17.	Section 13.6 (b) is deleted in its entirety and replaced with the following:
(b)    During any Phase-Out Period, the restrictions applicable to each SIG Party pursuant to Section 14.2 will no longer apply.

18.	Section 17.16 (Force Majeure) is amended to add the following sentence to the end of the section:
The Parties agree that the bankruptcy, receivership or other insolvency proceedings of either Party, whether voluntary or involuntary, is not included within the definition of a Force Majeure Event.

19.	Schedule 2.12 to the 4G MVNO Agreement is deleted in its entirety.

20.	New Schedule 2.2.8(c) is added to the 4G MVNO Agreement in the form of Schedule 2.2.8(c) attached to this Amendment.

21.	Schedule 7.1 to the 4G MVNO Agreement is deleted in its entirety and replaced with Schedule 7.1 attached to this Amendment.

22.	New Schedules 8.10(a), 8.10(c), and 8.10(h) is added to the 4G MVNO Agreement immediately following Schedule 8.1.1(c) in the form of Schedules 8.10(a), 8,10(c), and 8,10(h) attached to this Amendment.

23.	Schedule 9.4.2(a) is amended to add a new Section 3 in the form of the Schedule 9.4.2(a), Section 3 attached to this Amendment.

24.	The Parties agree that the Letter Agreement dated July 5, 2011 regarding proration of the 2011/2012 Device Minimum Fee and the specified MRCs remains in full effect.

25.
Contingent Nature of Amendment. This Amendment is contingent upon the Parties executing all of the following documents within 48 hours of the other Party: (1) Sprint / Clearwire Settlement and Release Agreement; (2) First Amendment to the Amended and Restated Enhanced In-Building Coverage Deployment Agreement; and (3) Commitment Agreement.

26.
All other terms and conditions in the 4G MVNO Agreement, not amended above, shall remain in full force and effect. Except as expressly provided in this Amendment, nothing herein shall operate as, or be deemed to constitute, a waiver of any rights or benefits by any party to the 4G MVNO Agreement, and each party retains all of its rights under the 4G MVNO Agreement.

27.
This Amendment may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute a single instrument.

[SIGNATURES APPEAR ON NEXT PAGE]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its authorized representative as of the day and year written below.

CLEARWIRE COMMUNICATIONS LLC

By:     /s/ Erik Prusch

Name:     Erik Prusch

Title:     President & Chief Executive Officer

Date:     November 30, 2011

SPRINT SPECTRUM L.P.

By:     /s/ Keith O. Cowan

Name:     Keith O. Cowan

Title:     Vice President

Date:     November 30, 2011

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[*****]

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Schedule 7.1

Pricing Guidelines

1.    INTRODUCTION

1.1    The pricing contained in Section 3 of this Schedule 7.1 (the “Usage Based Pricing”) will apply to all of Sprint's usage of the Wireless Broadband Services beginning January 1, 2011 for Standard Network Services and as may be mutually agreed for Non-Standard Network Services, subject to the exceptions below: [*****]
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1.2    Sprint and Clearwire further agree that if one or more of the SIG Parties elects to [*****] it being understood and acknowledged that neither Sprint nor Clearwire is waiving any arguments or position that it has previously taken in its pricing discussions and in the dispute resolution process.

1.3.    Definitions
Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement to which this Schedule 7.1 is attached (the “Agreement”). In addition, for purposes of this Schedule 7.1, the following terms, as used herein, have the following meanings:
“2011 Monthly TOP Eligible True Up” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 Monthly TOP Exclusions True Up” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 Monthly True Up” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 Prepayment Installment Amount” has the meaning defined in Section 2.1 of this Schedule 7.1.
“2011 Take-or-Pay” has the meaning defined in Section 2.2.2 of this Schedule 7.1.
“2011 TOP Eligible Balance” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“2011 TOP Eligible Usage” has the meaning defined in Section 2.1 of this Schedule 7.1.
“2011 TOP Exclusions” has the meaning defined in Section 2.2.3 of this Schedule 7.1.
“2011 TOP Installment Amount” has the meaning defined in Section 2.2.2 of this Schedule 7.1.
“2011 Device Minimum Fee” has the meaning defined in Section 3.1.5 of this Schedule 7.1.
“2012 Prepayment Installment Amount” has the meaning defined in Section 2.1 of this Schedule 7.1.
“CNS Agreement” means the Amended and Restated Enhanced In-Building Coverage Deployment Agreement between the Sprint and Clearwire, as amended.
“December 23, 2009 Dual-Mode Settlement Letter Agreement” means the letter agreement, signed by Sprint Spectrum L.P. (“Sprint”) on December 23, 2009 and by Clearwire Communications LLC (“Clearwire”) on December 23, 2009 regarding the dual-mode settlement.
“Device Minimum Fee” has the meaning defined in Section 3.1.5 of Schedule 7.1.
“Effective MB Usage Amount” has the meaning defined in Section 3.1.5 of this Schedule 7.1.
“Eligible Devices” has the meaning defined in Section 3.1.5 of this Schedule 7.1.
“Eligible Usage” has the meaning defined in Section 2.1 of this Schedule 7.1.
“Existing Customer” means any Person (including, for the avoidance of doubt, Founding Partners and Other Resellers) purchasing from Clearwire Wireless Broadband Service, including any prepaid service, including any end user customer of Clearwire's retail operations, who is not an Affiliate of Sprint.
“Existing Customer Change of Control” means, with respect to any Existing Customer, any of the following events:
(i)    the sale to Sprint of more than a majority of the consolidated assets of that Existing Customer and its subsidiaries; or

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(ii)    any merger, consolidation, share exchange, recapitalization, sale, issuance, disposition, transfer of capital stock or other transaction, in each case in which Sprint acquires beneficial ownership of more than a majority of either:
(A)    the then-outstanding shares of that Existing Customer's common stock or equivalent securities (determined on an as-converted basis); or
(B)    the combined voting power of the then-outstanding voting securities of that Existing Customer entitled to vote generally in the election of directors.
“Failure Percentage” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“GB” means gigabyte, and 1 GB equals 1,024 MB.
“In-Building Solution” has the meaning defined in the CNS Agreement.
“Market Loss” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Market Loss Percentage” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Market Reduction” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Mature Market” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“MB” means megabyte.
“M2M Device” means a machine-to-machine Device that in its normal, typical and/or customary mode operates autonomously, without regular active operator intervention.
“Monthly 2011 TOP Eligible Balance” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 TOP Eligible Price” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 TOP Exclusions Price” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 TOP Services Overage” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly 2011 Total Services Price” has the meaning defined in Section 2.2.4 of this Schedule 7.1.
“Monthly Eligible Price” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“Monthly Effective MB Rate” has the meaning defined in Section 3.1.5 of this Schedule 7.1.
“Monthly True Up” has the meaning defined in Section 2.2.7 of this Schedule 7.1.
“MRC” has the meaning defined in Section 3.1.5 of this Schedule 7.1.
“Network Failure” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Non-WLAN Solutions Fee” has the meaning defined in the CNS Agreement.
“Premium Uplink Retail Device” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Premium Uplink Retail Price Plan” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Premium Uplink Wholesale Device” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Premium Uplink Wholesale Price Plan” has the meaning defined in Section 3.3.2 of this Schedule 7.1.
“Pre-Paid” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Retail Device” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Retail Price Plan” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Wholesale Device” has the meaning defined in Section 3.3.1 of this Schedule 7.1.
“Pre-Paid Single-Mode Wholesale Price Plan” has the meaning defined in Section 3.3.1 of this Schedule 7.1.

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“Prepayment Installment Amount” has the meaning defined in Section 2.1 of this Schedule 7.1.
“Pricing Change” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Pricing Change Election Right” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Pricing Change Exception” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Pricing Change Trigger” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Promotional Service” means a Wireless Broadband Service offered under one of the Promotional Service Price Plans listed in Section 3.3 of this Schedule 7.1.
“Qualifying Eligible Device” means all Eligible Devices other than Smartphones. Smartphones are expressly excluded from the definition of Qualifying Eligible Devices.
“Retail Minus Pricing” has the meaning defined in Section 1.1 of this Schedule 7.1.
“Session Based Device” means a Device on which Wireless Broadband Service utilized by an End User is paid for on a per transaction or time based manner which is one week or less that is not tied to a recurring subscription (e.g. day-pass, week-pass, per picture, per e-reader book download, etc).
“Single-Mode Fixed Transition Device” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Single-Mode Fixed Transition Price Plan” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Single-Mode Mobile Transition Device” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Single-Mode Mobile Transition Price Plan” has the meaning defined in Section 3.3.3 of this Schedule 7.1.
“Smartphone” means wireless telephone Devices whose design, features and functionality are intended for voice communication, and which also offer and/or perform other features, applications or functions including without limitation personal digital assistant, email, web browsing, gaming and other similar functions (but excludes Embedded Laptop Computers and Embedded Netbook Computers).
“Termination Effective Date” has the meaning defined in Section 2.2.8 of this Schedule 7.1.
“Usage Based Pricing” has the meaning defined in Section 1.1 of this Schedule 7.1.
“WBB Installment Amount” has the meaning defined in Section 3.2 of this Schedule 7.1.
“Wireless Broadband Services Prepayment” has the meaning defined in Section 2.1 of this Schedule 7.1.
“WLAN Solutions” has the meaning defined in the CNS Agreement.
“WLAN Solutions Fee” has the meaning defined in the CNS Agreement.

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2.    PREPAYMENT AND TAKE-OR-PAYS
2.1    Prepayment for Wireless Broadband Services
Subject to Sections 2.2.4, 2.2.7 and 2.2.8(b) below, Sprint will pay to Clearwire quarterly prepayments for Wireless Broadband Services (each a “Prepayment Installment Amount”) in the amounts listed in the Prepayment Installment Amount column on the Prepayment Installment Due Date column as set forth in the Prepayment for Wireless Broadband Services Table below, and the total of all Prepayment Installment Amounts will be referred to as the “Wireless Broadband Services Prepayment”, each Prepayment Installment Amount that is due in calendar year 2011 will be referred to as a “2011 Prepayment Installment Amount”, and each Prepayment Installment Amount that is due in calendar year 2012 will be referred to as a “2012 Prepayment Installment Amount”.
[*****]

Except as expressly set forth in Section 3.3 of this Schedule 7.1, and subject to Sections 2.2.4, 2.2.7 and 2.2.8 below, all amounts owed by Sprint for usage in calendar year 2011 for all Wireless Broadband Services (including all Services) provided to Sprint under this Agreement (as may be amended), including all Wireless Broadband Services provided under Schedule 7.1 Section 3 and all Wireless Broadband Services provided under Schedule 7.1 Section 4, and Schedule 7.2 if Sprint elects the Pricing Change, and all amounts owed by Sprint for the monthly recurring charges for the WLAN Solutions Fees and the Non-WLAN Solutions Fees under the CNS Agreement will first apply the 2011 Take-or-Pay (“2011 TOP Eligible Usage”), and if the 2011 Take-or-Pay has been met, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
Subject to Sections 2.2.4, 2.2.7 and 2.2.8 below, all amounts owed by Sprint for usage in calendar years 2012 and 2013 for all WiMAX Services provided to Permitted Wholesalers and for all LTE Services provided to Sprint under this Agreement (as may be amended)under Schedule 7.1 Section 3, and all Wireless Broadband Services provided under Schedule 7.1 Section 4 and Schedule 7.2 if Sprint elects the Pricing Change, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
Subject to Sections 2.2.4, 2.2.7 and 2.2.8(b) below, all amounts owed by Sprint (i) in calendar year 2011 for Wireless Broadband Services that is not considered 2011 TOP Eligible Usage , (ii) in calendar years 2012 and 2013 for all WiMAX Services provided to Permitted Wholesalers and all LTE Services, and (iii) in calendar years 2014 and beyond for all Wireless Broadband Services (including all Services) provided to Sprint under this Agreement (as may be amended), including all Wireless Broadband Services provided under Schedule 7.1 Section 3.1 (but excluding Section 3.2) and all Wireless Broadband Services provided under Schedule 7.1 Section 4 and Schedule 7.2 if Sprint elects the Pricing Change, and all amounts owed by Sprint for the monthly recurring charges for the WLAN Solutions Fees and the Non-WLAN Solutions Fees (“Eligible Usage”) will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
Any Wireless Broadband Services Prepayment account balance will not expire nor be subject to forfeiture, and upon the expiration or termination of this Agreement for any reason, Clearwire will promptly (but no later than 30 days) return any remaining Wireless Broadband Services Prepayment to Sprint. If the Wireless Broadband Services Prepayment is exhausted during the Term, then Sprint will pay for Wireless Broadband Services pursuant to Section 7.4 of this Agreement.

2.2.    Take-or-Pay Commitment
2.2.1    In addition to the Wireless Broadband Services Prepayment described in Section 2.1, and not in lieu thereof, Sprint agrees to a take-or-pay commitment as further described in this Section 2.2 of Schedule 7.1.
2.2.2    [*****]
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2.2.3.    [*****].
2.2.4.    2011 Monthly True Ups. Immediately following the end of each calendar month in calendar

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year 2011, Clearwire will calculate the total price for all Wireless Broadband Services used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement, including all 2011 TOP Eligible Usage (for each applicable calendar month, the “Monthly 2011 Total Services Price”) and the total price for the 2011 TOP Exclusions used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement (for each applicable calendar month, the “Monthly 2011 TOP Exclusions Price”). Clearwire will then subtract the applicable Monthly 2011 TOP Exclusions Price from the applicable Monthly 2011 Total Services Price, the difference for such calendar month is the “Monthly 2011 TOP Eligible Price”).
(a)    If the applicable Monthly 2011 TOP Eligible Price is greater than the most recent 2011 TOP Installment Amount paid by Sprint (for each applicable calendar month, the “Monthly 2011 TOP Services Overage”), then Clearwire will first credit any such Monthly 2011 TOP Services Overage against any existing 2011 TOP Eligible Balance (as defined in 2.2.4(b) below) and if such Monthly 2011 TOP Services Overage exceeds any existing 2011 TOP Eligible Balance, then Clearwire will invoice Sprint for the amount of the Monthly 2011 TOP Services Overage that exceeds any existing 2011 TOP Eligible Balance. In addition, Clearwire will credit the applicable Monthly 2011 TOP Exclusions Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If the then current balance of the Wireless Broadband Services Prepayment is exhausted, or becomes exhausted as a result of applying the applicable Monthly 2011 TOP Exclusions Price, then Clearwire will invoice Sprint for the amount of the Monthly 2011 TOP Exclusions Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion). Any such invoiced amounts for the Monthly 2011 TOP Services Overage and/or the Monthly 2011 TOP Exclusions Price for the applicable calendar month is the “2011 Monthly True Up”. Any amounts paid by Sprint in such 2011 Monthly True Up for Monthly 2011 TOP Exclusions Price usage (if any), will be handled like a 2011 Monthly TOP Exclusions True Up as provided in the last sentence of 2.2.4(b) below. The following will occur for all amounts paid by Sprint in such 2011 Monthly True Up for Monthly 2011 TOP Eligible Price usage (any such paid amounts for the applicable calendar month, the “2011 Monthly TOP Eligible True Up”):
(i) for the true up for each calendar month during the second calendar quarter of 2011 (4/1/11 through 6/30/11) the July 31, 2011 TOP Installment Amount (as may be reduced as provided in this paragraph) will be reduced by the applicable 2011 Monthly TOP Eligible True Up, and if the 2011 Monthly TOP Eligible True Up exceeds the July 31, 2011 TOP Installment Amount then it would reduce the July 31, 2011 TOP Installment Amount to Zero Dollars ($0.00), and reduce the October 31, 2011 TOP Installment Amount (as may be reduced as provided in this paragraph) by the excess. If such 2011 Monthly TOP Eligible True Up exceeds both the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount then both the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2011 Take-or-Pay, and the Prepayment Installment Amounts (as may be reduced as provided in this paragraph) will be reduced by such 2011 Monthly TOP Eligible True Up that exceeds the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount, beginning with the July 31, 2011 Prepayment Installment Amount, and continuing to each subsequent 2011 Prepayment Installment Amount and then to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Eligible True Up that exceeds the July 31, 2011 TOP Installment Amount and the October 31, 2011 TOP Installment Amount has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will all be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts;
(ii) for the true up for each calendar month during the third calendar quarter of 2011 (7/1/11 through 9/30/11) the October 31, 2011 TOP Installment Amount (as may be reduced as provided in this paragraph and/or as may be reduced by (i) above) will be reduced by the applicable 2011 Monthly TOP Eligible Amount. If such 2011 Monthly TOP Eligible True Up exceeds the October 31, 2011 TOP Installment Amount then the October 31, 2011 TOP Installment Amount will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the 2011 Take-or-Pay and the Prepayment Installment Amounts (as may be reduced as provided in this paragraph and/or as may be reduced by (i) above) will be reduced by such 2011 Monthly TOP Eligible True Up that exceeds the October 31, 2011 TOP Installment Amount, beginning with the October 31, 2011 Prepayment Installment Amount, and continuing to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Eligible True Up that exceeds the October 31, 2011 TOP Installment has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will all be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts; and
(iii) for the true up for each calendar month during the fourth calendar quarter of 2011 (10/1/11 through 12/31/11) there would be no further impact to the 2011 Take-or-Pay, but the 2012 Prepayment

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Installment Amounts (as may be reduced as provided in this paragraph and/or as may be reduced by (i) and (ii) above) will be reduced by the applicable 2011 Monthly TOP Eligible True Up, beginning with the January 31, 2012 Prepayment Installment Amount, and continuing to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Eligible True Up has been applied to reduce the remaining Prepayment Installment Amounts, and if such 2011 Monthly TOP Eligible True Up exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts.
(b)    If the applicable Monthly 2011 TOP Eligible Price is less than or equal to the most recent 2011 TOP Installment Amount paid by Sprint then the Monthly 2011 TOP Eligible Price will be credited against the most recent 2011 TOP Installment Amount, and the remaining amount is a “Monthly 2011 TOP Eligible Balance” and any Monthly 2011 TOP Eligible Balance will be added to any remaining Monthly 2011 TOP Eligible Balances from previous calendar months to create the “2011 TOP Eligible Balance”, then there will be no impact to any 2011 TOP Installment Amount, but Clearwire will credit the applicable Monthly 2011 TOP Exclusions Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If any Monthly 2011 TOP Exclusions Price exceeds the then existing balance of the Wireless Broadband Services Prepayment, then Clearwire will invoice Sprint for the amount of such Monthly 2011 TOP Exclusions Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion) (any such invoiced amounts for the applicable calendar month, the “2011 Monthly TOP Exclusions True Up”), and Sprint will pay any such 2011 Monthly TOP Exclusions True Up in accordance with the first paragraph of Section 7.4 of the Agreement. Any amounts paid by Sprint to Clearwire for 2011 Monthly TOP Exclusions True Up will reduce the Prepayment Installment Amounts (as may be reduced as provided in this paragraph) by such 2011 Monthly TOP Exclusions True Up amounts, beginning with the 2011 Prepayment Installment Amount that is immediately following such payment, and continuing to each subsequent 2011 Prepayment Installment Amount and then to each subsequent 2012 Prepayment Installment Amount until the full amount of such 2011 Monthly TOP Exclusions True Up has been applied to reduce the remaining Prepayment Installment Amounts, and if such 2011 Monthly TOP Exclusions True Up exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts. Any 2011 TOP Eligible Balance remaining after application of all amounts due from Sprint to Clearwire for 2011 TOP Eligible Usage shall be forfeited to Clearwire.
2.2.5.    [Intentionally Deleted]
2.2.6.    [Intentionally Deleted]
2.2.7.    2012+ Monthly True Ups. Immediately following the end of each calendar month in calendar years 2012 and beyond in which any Wireless Broadband Services Prepayment balance is remaining, Clearwire will calculate the total price for all Wireless Broadband Services used by Sprint (including Permitted Wholesalers) during the just ended calendar month under this Agreement, including all Eligible Usage (for each applicable calendar month, the “Monthly Eligible Price”).
Clearwire will credit the applicable Monthly Eligible Price to the then current balance of the Wireless Broadband Services Prepayment, unless and until exhausted. If the then current balance of the Wireless Broadband Services Prepayment is exhausted, or becomes exhausted as a result of applying the applicable Monthly Eligible Price, then Clearwire will invoice Sprint for the amount of the Monthly Eligible Price that is not credited to the Wireless Broadband Services Prepayment (due to its exhaustion). Any such invoiced amounts for the Monthly Eligible Price for the applicable calendar month is the “Monthly True Up”. If Sprint is invoiced for a Monthly True Up, then the subsequent Prepayment Installment Amounts (as may be reduced as provided in this paragraph and/or as may have been reduced by Section 2.2.4 above) will be reduced by such Monthly True Up beginning with next Prepayment Installment Amount, and continuing to each subsequent Prepayment Installment Amount until the full amount of such Monthly True Up has been applied to reduce the remaining Prepayment Installment Amounts, and if such amount exceeds all of the remaining Prepayment Installment Amounts, then the remaining Prepayment Installment Amounts will all be reduced to Zero Dollars ($0.00) and Sprint will have no further obligation to pay the remaining Prepayment Installment Amounts;
2.2.8.     Additional Reductions
(a)    [*****]

(b)    Sprint Termination. [*****]
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(c)    [*****].
3.     USAGE BASED PRICING
3.1.    Volume Tiered Pricing Plan
3.1.1.    [*****]

3.1.4    Any amounts owed by Sprint for Wireless Broadband Services under this Section 3.1 for usage in calendar year 2011 will first apply to 2011 Take-or-Pay, and if the 2011 Take-or-Pay has been met, will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted. Any amounts owed by Sprint for Wireless Broadband Services under this Section 3.1 for usage in calendar years 2012 and beyond will be credited against the Wireless Broadband Services Prepayment unless and until it is exhausted.
3.1.5    [*****]

3.2.    Unlimited Pricing for 2012 and 2013
[*****]
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3.3.    Promotional Service Price Plans. [*****].
3.3.1    [*****]
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3.3.2    [*****]
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3.3.3    [*****]
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3.4    [*****]
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(b)    In addition to this Section 3.4, the Parties agree that Sections 3 - 5 under the heading Non-Standard Network Services contained in Section 4 of this Schedule 1 regarding Retail Minus Pricing will also apply.

3.5.    [*****]

4. RETAIL MINUS PRICING

The objective of the following guidelines is twofold. First, the guidelines are designed to determine the components of the retail pricing of Clearwire's Standard Network Service offerings that are attributable solely to IP access (i.e., the attributes of the Wireless Broadband Service that consist of access, speed, latency (e.g., QoS), throughput and other similar functionality that cannot separately and independently be replicated by the SIG Parties). The remaining components of pricing, including pricing associated with applications, email, virus protection, music, content and other elements of the Wireless Broadband Service offerings that can be separately replicated by the SIG Parties, are intended to be separated and excluded for purposes of the pricing determinations. Second, once the IP access components of Clearwire's retail pricing are determined, the intent is that the extracted pricing will form the basis of, and be applied to determine, the pricing for the Standard Network Services and Non-Standard Network Services offered to each SIG Party. These guidelines will be construed in accordance with these objectives.

Definitions

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Capitalized terms not otherwise defined herein have the respective meanings set forth in the 4G MVNO Agreement to which this Schedule 7.1 is attached (the “Agreement”). In addition, for purposes of this Schedule 7.1, the following terms, as used herein, have the following meanings:

“Added Clearwire Retail Customer” means, with respect to any Standard Network Service or Bundle, a Clearwire Retail Customer activating such Standard Network Service or Bundle during the applicable Measurement Period, including, for the avoidance of doubt, any existing Clearwire Retail Customer purchasing an additional line of Standard Network Service or a new Standard Network Service.

“Application Value” means, in connection with any Standard Network Service or Bundle, the Direct Cost of any applications or content included in such Standard Network Service or Bundle at (i) no additional cost to the applicable Clearwire Retail Customer or (ii) at a price that is less than the applicable Direct Costs, but in all cases excluding the value of any Excluded Applications.

“Applicable Discount Percentage” means [*****].

“Bundle” means a combination of more than one Standard Network Service and/or other services available for purchase as a single offering, excluding Volume Products; provided that the value of any third party service offering offered by Clearwire in combination with Standard Network Service(s) (including Sprint Wireless Service offered by Clearwire to its end users under the 3G MVNO Agreement) shall be determined in the same manner as a Non-Standard Network Service under this Schedule 7.1.

“Direct Cost” means the identifiable direct costs incurred by Clearwire or any of its Controlled Affiliates in providing the relevant applications, content or equipment to any Clearwire Retail Customer who activates such Standard Network Service or Bundle calculated on a per Clearwire Retail Customer per month basis and reflecting an appropriate allocation of up-front license fees and capital costs.

“Equipment Value” means, in connection with any Standard Network Service or Bundle, the Direct Cost of any equipment included in such Standard Network Service or Bundle at (i) no additional cost to the applicable Clearwire Retail Customer or (ii) at a price that is less than the applicable Direct Costs, in each case, reduced by the amount paid by the Clearwire Retail Customer (with such amount paid allocated over the average expected life of a Clearwire Retail Customer).

“Excluded Applications” means (i) IP addresses, (ii) a portal maintained by Clearwire or any of its Controlled Affiliates (A) that is made available to Clearwire Retail Customers, (B) the primary purpose of which is to direct customers to Clearwire services and (C) the costs of which, when amortized across the entire base of Customers, would be de minimis, and (iii) any other application or content that is provided at no, or de minimis, additional cost to Clearwire or any of its Controlled Affiliates.

“Excluded Bundle” means any Bundle that includes a Fixed Standard Network Service and is activated as of the end of the Measurement Period in which any of the following first occurs:

(i)    the first date after the first anniversary of the Effective Date on which 10% or more of the Devices intended for use in connection with a Mobile Standard Service then activated on the Clearwire Network relate to a Bundle that includes at least one Fixed Standard Network Service and at least one Mobile Standard Network Service;

(ii)    (A) the acquisition by Sprint and/or any of its Controlled Affiliates of all or substantially all of the consolidated assets of the Ultimate Parent of Clearwire or (B) the consummation of any transaction or series of related transactions following which (1) the Ultimate Parent of Clearwire ceases to have any class of common stock listed on a national securities exchange and (2) Sprint and/or any of its Controlled Affiliates beneficially own at least a majority of either the then-outstanding shares of common stock or equivalent securities (determined on an as-converted basis) of the Ultimate Parent of Clearwire or the combined voting power of the then-outstanding voting securities of the Ultimate Parent of Clearwire entitled to vote generally in the election of directors; or

(iii) the fifth anniversary of the Effective Date.

“Fixed Standard Network Service” means a Standard Network Service that is targeted for usage by

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Customers in a specific location or venue (e.g., office or home) and not intended for usage from more than one location during one continuous session. Fixed Standard Network Services include the services listed under Fixed Access Plans in Schedule 2.2.2

“MID” means a mobile internet device, other than a notebook computer, with internet capability and web browser functionality and which has a diagonal screen of less than seven inches. Notwithstanding the foregoing, the following are specifically excluded from the definition of a MID: (a) any mobile internet device, handset or smart-phone with the primary purpose of voice communication and (b) any mobile internet device sold by or for Clearwire under a cell phone-like model where Clearwire specifies, buys, and/or brands such device for resale to consumers through its, or its partners' distribution channels.

“Measurement Period” means each calendar quarter; provided that the first Measurement Period will commence on the Effective Date and continue through the last day of the next full calendar quarter. For example: if the Effective Date occurs on February 1, then the first Measurement Period will be February 1 through June 30.

“Mobile Standard Network Service” means a Standard Network Service that is not a Fixed Standard Network Service.

“Volume Product” means a product available for retail purchase as a single offering from Clearwire that consists of (i) more than one Device of the same class (e.g., two or more Wireless Data Cards or two or more Handsets) but does not include Devices of different classes (e.g., a Wireless Data Card and a Handset offered together would not be a Volume Product), where (ii) each such Device is activated on the same Mobile Standard Network Service (e.g., an unlimited data plan for Wireless Data Card or an unlimited data plan for Handsets) but does not include any Fixed Standard Network Services or Mobile Standard Network Services of different types (e.g., two Wireless Data Cards, one of which is activated on an unlimited data plan, and the other of which is activated on a metered data plan would not be a Volume Product). For purposes of this Schedule 7.1, (x) each Volume Product shall be deemed to be a standalone Standard Network Service and shall not be deemed to be a Bundle, and (y) (A) handsets, Wireless PDAs and “smart phones” shall be considered a separate class of Device (e.g., an offering of a handset and a Wireless PDA activated on the same Mobile Standard Network Service would be a Volume Product), (B) personal media players shall be considered a separate class of Device (e.g., an offering of two personal media players activated on the same Mobile Standard Network Service would be a Volume Product) and (C) embedded laptops, ultramobile PCs, MIDs and Wireless Data Cards shall be considered a separate class of Device (e.g., an offering of a laptop and a Wireless Data Card activated on the same Mobile Standard Network Service would be a Volume Product). For example: (A) a Clearwire product offering consisting of two Wireless Data Cards and an ultramobile PC with unlimited data plans will be deemed a Volume Product and, accordingly, a standalone Standard Network Service (and not as a Bundle) for purposes of this Section 7.1, (B) a Clearwire product offering consisting of three Wireless Data Cards, two of which have unlimited data plan and one of which has a data plan that caps usage at 3GB per month will be considered a Volume Product for the two Wireless Data Cards on the unlimited data plans, but not for the Wireless Data Card on the 3GB per month plan, and, accordingly, the two Wireless Data Cards will be considered a standalone Standard Network Service (and not as a Bundle) and the third Wireless Data Card will be considered to be a separate, standalone 3GB per month plan for purposes of this Section 7.1, and (C) a Clearwire product offering consisting of two Wireless Data Cards and one Handset will be considered a Volume Product for the two Wireless Data Cards if such Wireless Data Cards are activated on the same Mobile Standard Network Service, but the usage plan associated with the Handset will be considered to be a separate, standalone service even if such Handset were activated on the same Mobile Standard Network Service as the two Wireless Data Cards.

Services and Bundles

For purposes of this Schedule 7.1, an offering will be deemed a distinct Standard Network Service, Non-Standard Network Service or Bundle if it is comprised of a combination of IP access and other features affecting the end user's experience (e.g., speed of data transmission or usage caps) that is unique. In determining whether an offering is a distinct Standard Network Service, Non-Standard Network Service or Bundle, features that do not affect the end user's experience (e.g., any contractual commitment to which the end user is required to agree in connection with the activation of such Standard Network Service, Non-Standard Network Service or Bundle) or bundled applications or content (e.g., email accounts or anti-virus software) will be disregarded, and all features that

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do affect the end user's experience (e.g., speed of data transmission or usage caps) will be considered. For example: if Clearwire offers both (a) an unlimited use air card plan that requires a two year contract and includes three email accounts and (b) an unlimited use air card plan that does not require any contractual commitment and does not include any email accounts, (a) and (b) will be deemed to be the same Standard Network Service for purposes of calculating the Weighted Average Retail Price with respect to unlimited air card plans. Conversely, if Clearwire offers both (i) an air card plan that caps usage at 3GB per month that requires a two year contract and (ii) an air card plan that caps usage at 1GB per month that requires a two year contract, each of (i) and (ii) will be deemed to be different Standard Network Services for such purposes.

Effective Periods of Prices

The price to be paid by each SIG Party for each Standard Network Service, Non-Standard Network Service and Bundle as determined in accordance with this Schedule 7.1 with respect to each Measurement Period shall be effective during the period (each, a “Price Period”) set forth in the following table:

Measurement Periods Ending on:	Price Period:
March 31	next June 1 - next August 31 For example: if a Measurement Period ends on March 31, 2009, the corresponding Price Period will be June 1, 2009-August 31, 2009.
June 30	next September 1 - next November 30 For example: if a Measurement Period ends on June 30, 2009, the corresponding Price Period will be September 1, 2009-November 30, 2009.
September 30	next December 1 - next February 28 or 29 For example: if a Measurement Period ends on September 30, 2009, the corresponding Price Period will be December 1, 2009-February 28, 2010.
December 31	next March 1 - next May 31 For example: if a Measurement Period ends on December 31, 2009, the corresponding Price Period will be March 1, 2010-May 31, 2010.

Standard Network Services

1.
The price to be paid by each SIG Party to Clearwire for each Standard Network Service that such SIG Party sells to an End User in a Market will be equal to (i) the Applicable Discount Percentage multiplied by the Weighted Average Retail Price for such Standard Network Service in such Market during the applicable Measurement Period reduced by (ii) the Weighted Average Aggregate Equipment Value and the Weighted Average Aggregate Application Value.

2.	[*****]

3.	[*****]

4.	[*****]

5.	[*****]

6.
Notwithstanding anything in this Schedule 7.1 to the contrary, from and until the completion of the first full Measurement Period after any Standard Network Service is first commercially launched in any Market, the price to be paid by each SIG Party to Clearwire for such Standard Network Service in such Market will not be determined in accordance with paragraph 1 above, but rather will be equal to the Forecasted Wholesale Price. The “Forecasted Wholesale Price” means, with respect to any Standard Network Service in any Market, the mutually agreed forecast by each SIG Party and Clearwire of the expected wholesale price that such SIG Party would reasonably be expected to pay Clearwire in accordance with paragraph 1 above in such Market for such Standard Network Service in the first Price Period following the first full Measurement Period after the commercial launch of such Standard Network Service in such Market, which forecast shall be determined to the extent applicable based upon historical data of Clearwire's wholesale prices for such Standard Network Service or substantially similar Standard Network Services in similarly-situated Markets and the parameters of Clearwire's retail offers for such Standard Network Service in such Market.

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Non-Standard Network Services

The price to be paid by each SIG Party to Clearwire for each Non-Standard Network Service that such SIG Party sells to an End User in a Market will be equal to (i) the Applicable Discount Percentage multiplied by the Most Relevant Comparable Retail Price for such Non-Standard Network Service in such Market during the applicable Measurement Period reduced by (ii) (A) if such Most Relevant Comparable Retail Price is determined in accordance with paragraph 1(a) below, an appropriate weighted average aggregate Equipment Value and weighted average aggregate Application Value which, in each case, shall be determined by taking into account to the principles with respect to determining the Weighted Average Aggregate Equipment Value and Weighted Average Aggregate Application Value utilized in accordance with this Schedule 7.1 and the curve plotted, and related extrapolation or interpolation, utilized in determining such Most Relevant Comparable Retail Price or (B) if such Most Relevant Comparable Retail Price is determined in accordance with paragraph 1(b) below, an appropriate average of the aggregate amount of the costs incurred by the relevant service providers with respect to any applications, content or equipment (excluding any applications that would be Excluded Applications if offered by Clearwire) included in the substantially similar services that were plotted to form the curve used to determine such Most Relevant Comparable Retail Price, with such costs to be reasonably estimated taking into account reasonably available information (including the comparable costs of the parties) and such average to be determined taking into account the extrapolation or interpolation required in order to determine such Most Relevant Comparable Retail Price based on such curve; provided that if neither paragraph 1(a) nor 1(b) below is applicable, the price to be paid by each SIG Party for such Non-Standard Network Service shall be determined in accordance with paragraph 2 below.

1.	The “Most Relevant Comparable Retail Price” for each Non-Standard Network Service with respect to a Measurement Period and a Market will be determined as follows:

a.	[*****]

b.	[*****]

2.	If neither paragraph (a) nor (b) above is applicable with respect to such Non-Standard Network Service, [*****].

3.
In addition, for any Non-Standard Network Service, the SIG Party that requested such Non-Standard Network Service will reimburse Clearwire for the direct costs and expenses, if any, incurred by Clearwire in developing such Non-Standard Network Service, including direct costs and expenses associated with any new Network Enablers or modifications, enhancements or updates to existing Network Enabler required to make such Non-Standard Network Service available, but excluding (i) any de minimis costs and expenses incurred in developing any Non-Standard Network Service that is a Simple Non-Standard Network Service and (ii) any recurring costs that are incurred following the development of such Non-Standard Network Service in connection with the use of such Non-Standard Network Service that are by their nature included in the Most Relevant Comparable Retail Price.

4.
If any SIG Party elects (each, an “Electing Party”) at any time to offer a Non-Standard Network Service for which another SIG Party (a “Requesting SIG Party”) has been required to make a reimbursement payment to Clearwire in accordance with paragraph 2 above (the amount of such payment, the “Reimbursement Amount”), each Electing Party and the Requesting Party shall make such payments among themselves as may be necessary so that, after giving effect to all such payments, (a) the Reimbursement Amount (less the amount of such Reimbursement Amount attributable to the period between the commercial launch of such Non-Standard Network Services by the Requesting SIG Party and the measurement date for such payments, determined on a straight line basis over a five-year useful life) shall have been shared by all such Parties in equal portion, provided that any portion of the Reimbursement Amount that is attributable to Market-specific costs and expenses (e.g., costs and expenses associated with adding necessary equipment to towers in a specific Market) shall be borne (in equal portions) only by such Parties that may offer such Non-Standard Network Service in such Market in accordance with this Agreement, and (b) [*****].

5.
If, on the other hand, Clearwire elects at any time (x) to convert a Non-Standard Network Service into a Standard Network Service or (y) to make available any Non-Standard Network Service to any Other Reseller, in each case, for which a Requesting SIG Party has made a reimbursement payment to Clearwire

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in accordance with paragraph 2 above, Clearwire shall (i) reimburse such Requesting SIG Party and, if applicable, each Electing Party for 100% of the portion of the Reimbursement Amount paid by each such Party (after giving effect to all reimbursements among the Requesting SIG Party and the Electing Parties contemplated by paragraph 3 and less the amount of such Reimbursement Amount attributable to the period between the commercial launch of such Non-Standard Network Services by the Requesting SIG Party and the measurement date for such reimbursements, determined on a straight line basis over a five-year useful life, allocated among each Requesting SIG Party and Electing Party on a pro rata basis based on the amount of such Reimbursement Amount paid by each such Party) and (ii) (A), [*****]

6.	[*****]

Good Faith Negotiations

On the three-year anniversary of the Effective Date and each three-year anniversary thereafter, if requested by any Party, the Parties will commence good faith negotiations with regard to any changes to the pricing provisions described in this Schedule 7.1, including changes with respect to the overall pricing construct.

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[*****]

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Schedule 8.10(a)

Requirements for a “Trusted Delivery” model applicable to supplier equipment:

•
A fully independent, third-party must test/certify the hardware, software and firmware before being deployed for service offering to Sprint and such testing must be conducted by US citizens in a facility located in the US. The tested hardware, software & firmware must be identical to what is being deployed for service offering to Sprint and the results must be sent directly to Sprint for review.

•	Independent third party testing will continue on a periodic ongoing basis.

•	Testing will ensure freedom from malicious code, back-doors, trojans, spyware, information gathering, information copying, or any other malware and the third party tester will certify to the same.

•	Clearwire will address on-going break/fix, support, patching, updates, etc to all hardware, software or firmware.

•	All changes in hardware, software or firmware are subject to Trusted Delivery testing and certification prior to being deployed for service offering to Sprint.

Clearwire will allow Sprint, or obtain permission to allow Sprint, to do the following:

•	On-site evaluation of supplier's US distribution agent, if applicable

•	On-going, end-to-end review of “Trusted Delivery” model for supplier

•	On-site evaluation of supplier's US facility

•	On-site evaluations of supplier and third-party tester

•	On-going reviews of models for all vectors (patching, updates, break/fix, etc.)

•	If requested, standard background checks on vendor employees.

•	Physical site visits to all suppliers, sub-contractors, or agents who are delivering or certifying the Trusted Delivery model.

Clearwire will maintain appropriate access controls (physical….sign in sheets, locks, doors, cameras, fences, etc…..logical…firewalls, network separation, no direct overseas access to Sprint network, etc.) over the LTE network, and will conduct reasonable logging of vendor access (who does what, when, where, how, etc.).

In addition to independent third party testing, Clearwire will conduct its own security testing using commercially reasonable efforts, against the supplier equipment in an effort to identify the presence of malicious code, back-doors, trojans, spyware, information gathering, information copying, or any other malware.

If requested by Sprint, Clearwire will escrow source code with an independent third party.

Clearwire will create documented methods and procedures on how it will accomplish Trusted Delivery and all other requirements in this Schedule 8.10 and Sprint will have the right to audit Clearwire's compliance with this Schedule in accordance with Section 7.10 of the Agreement.

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Schedule 8.10(c)[*****]

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Schedule 8.10(i)[*****]

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